UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 13, 2012, eDiets.com, Inc. (the “Company”) entered into a Termination Agreement with Radice III, LLC (“Radice”) providing for the termination of its June 2006 Office Lease Agreement with Radice (the “Office Lease”). Under the Office Lease, the Company leased 20,206 square feet of office space (the “Premises”) at Suite 600, 1000 Corporate Drive in Fort Lauderdale, Florida, for a ten-year term.

Under the Termination Agreement, Radice will retain a $544,000 security deposit provided under the Office Lease and the Company will issue two non-interest-bearing promissory notes to Radice. One note, in the original principal amount of $306,197.48, is payable in 36 equal monthly installments and represents the aggregate rent the Company would have paid Radice during the remaining term of the Office Lease minus the aggregate rent Radice is anticipated to receive during the same period under a new lease for the Premises to be concluded with Education Training Corporation, d/b/a/ Florida Career College (“FCC”). The second note, in the original principal amount of $45,482.02, relates to real estate commissions and is payable upon the first to occur of (i) completion of the Company’s previously announced acquisition by As Seen On TV, Inc., (ii) receipt by the Company of any break-up fee payable upon termination of that acquisition, and (iii) December 31, 2012. Under the Termination Agreement, the Company also agreed to convey to FCC furniture and certain equipment located at the Premises.

The effective date of termination will be September 30, 2012, provided that on or before that date Radice has entered into a new lease with FCC; otherwise, the Termination Agreement will be null and void. The Company expects to conclude an agreement for new office space prior to September 30, 2012.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.69 to this Current Report on Form 8-K and is incorporated herein by reference.

The Termination Agreement is provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the Termination Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.69	Termination Agreement dated September 13, 2012 by and between eDiets.com, Inc. and Radice III, LLC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II Chairman

Date: September 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.69	Termination Agreement dated September 13, 2012 by and between eDiets.com, Inc. and Radice III, LLC.